UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 29, 2012

NUANCE COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27038	94-3156479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Wayside Road

Burlington, Massachusetts 01803

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (781) 565-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 29, 2012, the Compensation Committee of the Board of Directors of Nuance Communications, Inc. approved the payment of the following bonuses pursuant to the company’s fiscal 2012 bonus program.

Name	Fiscal 2012 Target Bonus Amount(1)	Achievement Level	Fiscal 2012 Actual Bonus Amount — (Cash)	Fiscal 2012 Actual Bonus Amount Paid in Restricted Stock Units	Total Value of 2012 Bonus Earned
Paul A. Ricci	$800,000	150%	$1,200,000	—	$1,200,000
Thomas L. Beaudoin	$337,500	133%	—	20,398	$450,000
Steven G. Chambers	$375,500	133%	—	22,665	$500,000
Janet M. Dillione	$350,000	100%	—	15,865	$350,000
Bill Nelson	$350,000	129%	—	20,398	$450,000

(1)	Bonuses for fiscal 2012 were paid out in cash or restricted stock units, as further detailed in the above table. The amounts reflected in this column represent the payout to each Named Executive Officer if their bonus had been achieved at 100%.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

Nuance Communications, Inc.

Date: December 5, 2012	By:	/s/ Thomas Beaudoin
Thomas Beaudoin, Chief Financial Officer